Exhibit 99.1

                 IDT Reports Fiscal Q1 2006 Results;
  Fiscal Q1 2006 Non-GAAP EPS of $0.05, GAAP EPS of $0.06 on Revenues
                           of $93.8 Million

    SAN JOSE, Calif.--(BUSINESS WIRE)--July 27, 2005--IDT(TM) (Integrated Device Technology, Inc.) (Nasdaq:IDTI), a leading communications IC company, today announced its results for the first quarter of its 2006 fiscal year, ended July 3, 2005. The results announced were in line with the revised forecast provided on July 6, 2005. The following outlines the Company's financial performance on both a GAAP and non-GAAP basis:

    -- Revenues for the first fiscal quarter were $93.8 million, a decrease of 3 percent compared to the fourth quarter of fiscal 2005 and a decrease of just over 7 percent from the first quarter of fiscal 2005.

    -- Non-GAAP net income for the first quarter of fiscal 2006 was $5.5 million, or $0.05 per diluted share, compared to net income of $7.4 million, or $0.07 per diluted share, in the fourth quarter of fiscal 2005 and net income of $12.3 million, or $0.11 per diluted share, for the same quarter one year ago.

    -- GAAP net income for the first quarter of fiscal 2006 was $6.6 million, or $0.06 per diluted share, compared to net income of $6.2 million, or $0.06 per diluted share, for the fourth quarter of fiscal 2005. GAAP net loss for the first quarter of fiscal 2005 was $(5.0) million, or $(0.05) per diluted share.

    -- GAAP net income includes certain costs, charges and gains in accordance with GAAP, which management excludes from non-GAAP results, as it believes they are not directly related to on-going operations.

        -- During the quarter ended July 3, 2005, the Company excluded $4.2 million in costs associated with restructuring actions taken during the past two quarters, $1.7 million associated with an other-than-temporary impairment on its investment portfolio, and $2.2 million associated with amortization of intangibles, assets and other acquisition-related costs.

        -- The Company also excluded $8.9 million of net tax benefit primarily related to a reduction in income tax reserves in connection with a partial settlement with the IRS and a $0.6 million gain related to sales of assets from its closed Salinas facility, which were previously impaired. See the following tables for a complete reconciliation of GAAP to non-GAAP results.

    "While revenues came in below our original forecast, we are pleased to have met our original earnings projection," said Greg Lang, president and CEO of IDT. "Our revenues experienced seasonal weakness across our distribution customers and commodity SRAM products. Our company wide restructuring activities, which are slightly ahead of schedule, made achieving our earnings projection possible. We view these profitability measures as an important step in continuing to strengthen our financial results. We expect the restructuring to be substantially complete in the next two quarters, resulting in an annualized savings of approximately $25 million."

    Status of Profitability Measures

    During the past six months, the Company has disclosed details of and began implementing its financial restructuring measures to further improve profitability. In January, the Company announced a reduction in force of approximately 240 North American employees, consolidation of certain functions, and a plan to consolidate six California facilities into a single San Jose campus. In April, the Company also announced the pending closure of its assembly and test facility in Manila, the Philippines, which will result in a reduction in force of approximately 750 employees when completed. During this recent quarter, the Company remained on-track with these overall efforts. The Company has begun the consolidation of its California facilities, which is expected to be complete by August 2005. As of June 2005, the test and finish work previously performed at the Manila facility was transferred to the Company's assembly and test facility in Penang, Malaysia, resulting in a reduction of more than 500 Manila employees, and the transition of assembly to sub-contract partners is substantially complete.
    "We remain committed to continuing to strengthen our financial performance in fiscal 2006," added Lang. "We believe the combination of our restructuring efforts, our ongoing investments in new technology, and our announced agreement with ICS to merge, will position us well for top and bottom line growth."

    Webcast and Conference Call Information

    Investors can listen to a live or replay Webcast of the Company's quarterly financial conference call at www.IDT.com. The live Webcast begins at 1:30 p.m. PDT on July 27, 2005. The Webcast replay will be available after 5 p.m. PDT on July 27 through August 17, 2005. A taped telephone replay of the conference call will be available on July 27, 2005 beginning at 5 p.m. PDT by calling (800) 475-6701 or (320) 365-3844 and will be accessible until 11:59 p.m. PDT on August 3, 2005. The access code is 789585. Investors can also listen to the live call at 1:30 p.m. PDT on July 27, 2005 by calling (800) 553-5260 or
(612) 332-1025.

    Investor Information

    IDT stock is traded on the Nasdaq Stock Market(R) under the symbol "IDTI." The Company is included in the S&P 1000, which is a combination of the S&P MidCap 400 and S&P SmallCap 600 Indices, and is also part of the S&P SuperComposite 1500, which combines the S&P 500, MidCap 400, and SmallCap 600. Additional information about IDT is accessible at www.IDT.com.

    About IDT

    IDT is a global leader in preemptive semiconductor solutions that accelerate packet processing for advanced network services. IDT serves communications equipment vendors by applying its advanced hardware and software technologies to create flexible, highly integrated solutions that enhance the functionality and processing of network equipment. IDT accelerates intelligent packet processing with products such as switching solutions, network search engines (NSEs), flow-control management (FCM) ICs and its family of Interprise(TM) integrated communications processors. The portfolio also comprises products optimized for communications applications, including telecom products, FIFOs, multi-ports, and timing solutions. In addition, the product mix includes high-performance digital logic and high-speed SRAMs to meet the requirements of leading communications companies.
    Currently headquartered in San Jose, Calif., the Company employs approximately 2,500 people worldwide and has a wafer manufacturing facility in Oregon and an assembly and test facility in Malaysia. Additional information about IDT is accessible at www.IDT.com.

    Investors are cautioned that forward-looking statements in this release involve a number of risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include, but are not limited to, global business and economic conditions, fluctuations in product demand, manufacturing capacity and costs, inventory management, competition, pricing, patent and other intellectual property rights of third parties, timely development and supply of new products and manufacturing processes, dependence on one or more customers for a significant portion of sales, successful integration of acquired businesses and technology, availability of capital, cash flow and other risk factors detailed in the Company's Securities and Exchange Commission filings. The Company urges investors to review in detail the risks and uncertainties in the Company's Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the year ended April 3, 2005.

    Additional Information and Where to Find It

    IDT has filed a registration statement on Form S-4, and IDT and ICS have filed a related joint proxy statement/prospectus, in connection with the merger transaction involving IDT and ICS. Investors and security holders are urged to read the registration statement on Form S-4 and the related joint proxy/prospectus because they contain important information about the merger transaction. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC's Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by IDT by contacting IDT Investor Relations at 408-284-6515. Investors and security holders may obtain free copies of the documents filed with the SEC by ICS by contacting ICS Investor Relations at 610-630-5300. IDT, ICS and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of IDT and ICS in connection with the merger transaction. Information regarding the special interests of these directors and executive officers in the merger transaction are included in the joint proxy statement/prospectus of IDT and ICS described above. Additional information regarding the directors and executive officers of IDT is also included in the IDT proxy statement for its 2004 Annual Meeting of Stockholders, which was filed with the SEC on July 23, 2004. Additional information regarding the directors and executive officers of ICS is also included in ICS's proxy statement for its 2004 Annual Meeting of Stockholders, which was filed with the SEC on September 28, 2004. These documents are available free of charge at the SEC's Web site at www.sec.gov and from Investor Relations at IDT and ICS as described above.

    IDT, Interprise and the IDT logo are trademarks of Integrated
Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.


                  INTEGRATED DEVICE TECHNOLOGY, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)
(In thousands, except per share data)

                                               Three Months Ended
----------------------------------------------------------------------
                                           July 3,   Apr. 3  June 27,
                                             2005     2005      2004
                                           -------- -------- ---------

Revenues                                   $93,838  $97,004  $101,307
Cost of revenues                            51,596   47,321    48,361
Restructuring charges, asset impairment
 and other                                    (451)   2,961      (209)
                                           -------- -------- ---------
Gross profit                                42,693   46,722    53,155
                                           -------- -------- ---------
Operating expenses:
  Research and development                  27,456   25,914    26,001
  Selling, general and administrative       19,061   20,537    19,387
  Acquired in-process research
    and development                              -       65     1,736
                                           -------- -------- ---------
Total operating expenses                    46,517   46,516    47,124
                                           -------- -------- ---------
Operating income (loss)                     (3,824)     206     6,031
Interest expense                               (11)     (16)      (47)
Loss on equity investments                       -        -   (12,831)
Other-than-temporary impairment of
 investments                                (1,705)       -         -
Interest income and other, net               3,902    3,377     2,505
                                           -------- -------- ---------
Income (loss) before income taxes           (1,638)   3,567    (4,342)
Provision (benefit) for income taxes        (8,218)  (2,612)      705
                                           -------- -------- ---------
Net income (loss)                           $6,580   $6,179   $(5,047)
                                           ======== ======== =========

Net income (loss) per share:
Basic                                        $0.06    $0.06    $(0.05)
Diluted                                      $0.06    $0.06    $(0.05)
Weighted average shares:
Basic                                      106,474  105,325   106,026
Diluted                                    108,058  107,190   106,026


                  INTEGRATED DEVICE TECHNOLOGY, INC.
                         NON-GAAP ADJUSTMENTS
                             (Unaudited)
(In thousands)
                                                Three Months Ended
----------------------------------------------------------------------
                                             July 3,  Apr. 3, June 27,

                                               2005     2005     2004
                                             ---------------- --------

Net income (loss)                            $6,580   $6,179  $(5,047)
                                             ---------------- --------
Non-GAAP adjustments:
Cost of goods sold:
  Acquisition Related:
     Amortization and impairment of
      acquisition-related intangibles (1)     1,407    2,131    1,014
  Restructuring Related:
     Restructuring charges (2)                  518    3,208       25
     Facility closure costs (4)               2,252       20      195
  Other:
     Asset impairment (3)                      (564)    (610)    (209)
     Sales tax refund (5)                         -   (4,175)       -
     Patent settlement                            -        -      (18)
Operating expenses:
  Acquisition Related:
     Acquired IPR&D (1)                           -       65    1,736
     Amortization of acquisition-
      related intangibles (1)                   322      429      538
     Acquisition related costs (6)              498      463      592
  Restructuring Related:
     Restructuring charges (2)                  755    3,490      652
     Facility closure costs (4)                 702        -        -
  Other:
     Sales tax refund (5)                         -   (1,442)       -
     Loss on equity investments (7)               -        -   12,831
     Other-than-temporary impairment on
      short-term investments (8)              1,705        -        -
     Taxes (9)                               (8,712)  (2,341)     (28)
                                             ---------------- --------
Total Non-GAAP adjustments                   (1,117)   1,238   17,328
                                             ---------------- --------
Non-GAAP net income                          $5,463   $7,417  $12,281
                                             ================ ========


(1) Consists of costs related to our acquisition of Zettacom in Q1 2005, TCAM3 acquisition from IBM in Q2 2004 and acquisitions of Newave and Solidum in Q1 2002 and Q3 2003, respectively. Newave-related costs include stock-based compensation and amortization of intangible assets. Zettacom, TCAM3 and Solidum-related costs include only amortization of intangible assets.
(2) Q4 2005 and Q1 2006 consist of costs for restructuring actions taken during the past two quarters, primarily composed of severance and retention payments. Q1 2005 consists of restructuring actions taken in the period, composed primarily of severance.
(3) Consists of gains realized on the sale of assets related to our closed Salinas facility which were previously impaired.
(4) Q1 2006 consists of costs associated with the closure of our Manila plant, primarily composed of severance and retention payments, and costs associated with the exit of buildings at our Santa Clara facility. Q1 05 consists of costs associated with the closure of our Salinas plant.
(5) Consists of a sales tax refund received in Q4 2005 related to the Manufacturers Investment Credit.
(6) Consists primarily of transitional costs incurred in connection with the acquisition of Zettacom, such as retention earned by former Zettacom employees, rent payments for the former Zettacom facility, and transitional services provided.
(7) Consists of an impairment charge in Q1 2005 related to our investment in NetLogic.
(8) Consists of an other-than-temporary impairment charge related to certain short-term investments.
(9) Q1 2006 and Q4 2005 consists of a net reduction in income tax reserves as a result of partial settlements with the IRS. In addition, Q4 2005 includes tax effects of the Manila plant closure announcement.


                  INTEGRATED DEVICE TECHNOLOGY, INC.
                   NON-GAAP STATEMENTS OF OPERATIONS
                              (Unaudited)
                 (In thousands, except per share data)
                                               Three Months Ended
----------------------------------------------------------------------
                                           July 3,  Apr. 3,  June 27,
                                              2005     2005      2004
                                           -------- -------- ---------

Revenues                                   $93,838  $97,004  $101,307
Cost of revenues                            47,532   49,708    47,145
                                           -------- -------- ---------
Gross profit                                46,306   47,296    54,162
                                           -------- -------- ---------
Operating expenses:
  Research and development                  26,196   25,281    24,950
  Selling, general and administrative       18,044   18,230    18,656
                                           -------- -------- ---------
Total operating expenses                    44,240   43,511    43,606
                                           -------- -------- ---------
Operating income                             2,066    3,785    10,556
Interest expense                               (11)     (16)      (47)
Interest income and other, net               3,902    3,376     2,505
                                           -------- -------- ---------
Income before income taxes                   5,957    7,145    13,014
Provision (benefit) for income taxes           494     (272)      733
                                           -------- -------- ---------
Net income                                  $5,463   $7,417   $12,281
                                           ======== ======== =========


Net income per share:
Diluted                                      $0.05    $0.07     $0.11
Weighted average shares:
Diluted                                    108,058  107,190   110,344


Non-GAAP results exclude acquisition-related charges and other expenses and benefits that management believes are not directly related to our ongoing operations. These non-GAAP results are consistent with another way management internally analyzes IDT's results and may be useful; however, non-GAAP results are not in accordance with GAAP and may not be comparable to non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP.


                  INTEGRATED DEVICE TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Unaudited)

                                                    July 3,   Apr. 3
(In thousands)                                        2005      2005
----------------------------------------------------------------------

ASSETS
Current assets:
Cash and cash equivalents                          $266,563  $188,761
Short-term investments                              333,758   392,472
Accounts receivable, net                             49,915    52,948
Inventories                                          37,318    37,331
Prepaids and other current assets                    11,696    11,292
                                                   -------------------
Total current assets                                699,250   682,804

Property, plant and equipment, net                  120,949   124,570
Goodwill                                             55,523    55,523
Acquisition-related intangibles                      28,083    29,812
Other assets                                          9,503     9,431
                                                   -------------------
TOTAL ASSETS                                       $913,308  $902,140
                                                   ===================


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                                    $25,900   $18,726
Accrued compensation and related expenses            14,041    15,293
Deferred income on shipments to distributors         17,283    19,478
Income taxes payable                                 16,644    25,722
Other accrued liabilities                            18,959    20,206
                                                   -------------------
Total current liabilities                            92,827    99,425

Long term liabilities                                15,478    15,599
                                                   -------------------
Total liabilities                                   108,305   115,024

Stockholders' equity                                805,003   787,116
                                                   -------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $913,308  $902,140
                                                   ===================

    CONTACT: IDT
             Dawn Morse, 408-284-6515 (Investor Relations) dawn.morse@idt.com
             Phil Bourekas, 408-284-8200 (Worldwide Marketing) phil.bourekas@idt.com or
             Porter Novelli
             Brad Langley, 408-369-4600 ext. 636
             brad.langley@porternovelli.com